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                                                                      EX-99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our report dated December 29, 1995 re-lating to the financial statements, and financial highlights appearing in the November 30, 1995 Annual Report to Shareholders of Vanguard Convertible Secu-rities Fund, Inc. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Finan-cial Statements" in the Statement of Additional Information.

Price Waterhouse LLP

Philadelphia, PA

February 29, 1996